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                                                             Exhibit 10.3(1)(c )


                                SECOND AMENDMENT
                                       TO
                             A. H. BELO CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
                     (As Restated Effective January 1, 1998)


         A. H. Belo Corporation, a Delaware corporation (the "Company"), pursuant to authority of the Compensation Committee of the Board of Directors, adopts the following amendment to the A. H. Belo Corporation Employee Savings and Investment Plan (the "Plan"):

         1. Subsection (b)(ii) of Section 6.1 of the Plan ("Form of Distributions") is amended in its entirety, effective as of January 1, 1998, to read as follows:

            (ii) Optional Forms of Distribution for Journal Plan Participants. The optional forms of distribution described in this paragraph are available for distributions other than withdrawals described in Section
         6.2 and hardship distributions described in Section 6.3 only to a Participant whose account balances were transferred to the Plan from the Journal Qualified Compensation Deferral Plan, the Journal Broadcasting 401(k) Plan or the Journal Guild Plan, and whose vested Account balances exceed $3,500 ($5,000 for Plan Years beginning after December 31, 1997). The optional forms of benefit will be (A) periodic installment payments over a period of years not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary and (B) a single life annuity or a Qualified Joint and Survivor Annuity (as hereinafter defined) purchased from an insurance company with the amount of the Participant's vested Account balances, provided, however, that the annuity option will be available to a former participant in the Journal Broadcasting 401(k) Plan only if he was a participant in such Plan prior to December 31, 1996. For purposes of this Section, the term "Qualified Joint and Survivor Annuity" means an annuity payable monthly for the life of the Participant with a survivor annuity payable monthly for the life of the Participant's surviving spouse in an amount equal to 50% of the amount of the monthly payment to the Participant during his life.

         2. Subsection (a) of Section 6.8 of the Plan ("Direct Rollovers") is amended in its entirety, effective upon the adoption of this Second Amendment, to read as follows:

            (a) Distributions after 1992. Notwithstanding any other provision of the Plan, for distributions made on or after January 1, 1993, a Distributee (as hereinafter defined) may elect, at any time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover



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         Distribution (as hereinafter defined) paid directly to an Eligible
         Retirement Plan (as hereinafter defined) specified by the Distributee, except to the extent that the total Eligible Rollover Distributions with respect to the Distributee in any Plan Year are reasonably expected to total less than $200.

         3. Section 11.4 of the Plan is amended in its entirety, effective as of January 1, 1998, to read as follows:

            11.4 Restrictions on Delay of Distributions. Distribution of a Participant's entire vested and nonforfeitable interest will be made or commence not later than April 1 following (i) the calendar year in which he attains age 70-1/2, or (ii) in which his employment with the Controlled Group terminates, if later, except that a distribution to a Participant who is a 5-percent owner (as such term is defined in Code section 416(i)(1)(B)(i)) with respect to the Plan Year in which he attains age 70-1/2 will be made pursuant to clause (i).

         4. Appendix A to the Plan ("Participating Employers") is amended by the addition of the following Participating Employer, effective as of the date indicated:

                             Texas Cable News, Inc.
                              (As of June 25, 1998)


                             Rockwall Success, Inc.
                             (As of January 1, 1999)


            Executed at Dallas, Texas, this 8th day of December , 1998.



                                              A. H. BELO CORPORATION



                                              By /s/ Marian Spitzberg
                                                -------------------------------
                                                Name: Marian Spitzberg
                                                Title: Vice President and
                                                        Secretary